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                                                                     EXHIBIT 4.6

                                                               EXECUTION VERSION

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), dated as of December 19, 2002, is made by STERLING CHEMICALS, INC., a Delaware corporation and STERLING CHEMICALS ENERGY, INC., a Delaware corporation (each, individually, a "Borrower" and, together, collectively, the "Borrowers"), and each other Person (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings provided for or incorporated by reference in
Article I below) that may from time to time become a party to this Agreement (each such Person and each Borrower, individually, a "Pledgor" and, together with all such other Persons and all Borrowers, collectively, the "Pledgors"), in favor of THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for each of the Secured Parties (together with its successors and assigns in such capacity, the "Administrative Agent").

                                    RECITALS:

         A. Pursuant to a Revolving Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders") and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers.

         B. As a condition precedent to the making of any Credit Extension under the Credit Agreement, each Pledgor is required to execute and deliver this Agreement.

         C. Each Pledgor has duly authorized the execution, delivery and performance of this Agreement.

         D. It is in the best interest of each Pledgor to execute this Agreement inasmuch as such Pledgor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the Issuer pursuant to the Credit Agreement and the execution and delivery of Rate Protection Agreements between the Borrowers and certain Lenders.

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce (i) the Lenders, the Swing Line Lender and the Issuer to make Revolving Credit Loans and issue Letters of Credit pursuant to the Credit Agreement, and (ii) the Secured Parties to enter into Rate Protection Agreement(s), each Pledgor jointly and severally agrees, for the benefit of each Secured Party, as follows:

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                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Agreement" is defined in the preamble.

         "Borrowers" is defined in the preamble.

         "Capital Securities" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity (including any instruments convertible into equity), whether now outstanding or issued after the Effective Date.

         "Collateral" is defined in Section 2.1.

         "Credit Agreement" is defined in recital A.

         "Disposition" is defined in the Intercreditor Agreement.

         "Distributions" means all stock dividends, liquidating dividends, Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers or consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other Capital Securities constituting Collateral, but shall not include Dividends.

         "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business, but shall not include liquidating dividends.

         "Lenders" is defined in recital A.

         "Pledged Notes" means all promissory notes, bonds or debt instruments at any time issued to any Pledgor (excluding any promissory notes, bonds or debt instruments not included in calculating the Borrowing Base Amount and with respect to which the principal amount owed to such Pledgor thereunder does not exceed $500,000, and excluding any promissory notes, bonds or debt instruments arising from a Disposition of Indenture Collateral).

         "Pledged Property" means all Pledged Shares, all other pledged Capital Securities, all other equity securities, all Pledged Notes, all assignments of any amounts due or to become due with respect thereto and all other instruments which are now being delivered by any Pledgor to the Administrative Agent or may from time to time hereafter be delivered by any Pledgor to the

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Administrative Agent for the purpose of pledge under this Agreement, and all proceeds of any of the foregoing.

         "Pledged Securities" means all Pledged Notes and all Capital Securities which are now being or may hereafter be delivered or pledged by any Pledgor to the Administrative Agent hereunder.

         "Pledged Share Issuer" means each Person identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person and each other Person whose Capital Securities are required to be pledged hereunder and under the Credit Agreement from time to time.

         "Pledged Shares" means the Capital Securities of any Pledged Share Issuer in the amounts and percentages listed in Attachment 1 hereto.

         "Pledgor" and "Pledgors" are defined in the preamble.

         "Securities Act" is defined in clause (a) of Section 6.2.

         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated, expired or Cash Collateralized, all Rate Protection Agreements have been terminated and all Commitments have been permanently terminated.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II
                                     PLEDGE

         SECTION 2.1. Grant of Security Interest. Each Pledgor hereby pledges, hypothecates, assigns, charges, delivers and transfers to the Administrative Agent, for the benefit of each of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, all of such Pledgor's right, title and interest in and to the following, whether now owned or hereafter acquired by such Pledgor (collectively, the "Collateral"):

                  (a) all issued and outstanding Pledged Shares of each Pledged Share Issuer identified in Attachment 1 hereto;

                  (b) all other Capital Securities of any Pledged Share Issuer issued from time to time to such Pledgor;

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                  (c) all Pledged Notes identified in Attachment 1 hereto and all other Pledged Notes, whether now or hereafter delivered to the Administrative Agent in connection with this Agreement;

                  (d) all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Agreement;

                  (e) all Dividends, Distributions and other payments and rights with respect to any Pledged Property; and

                  (f) all proceeds of any of the foregoing.

         SECTION 2.2. Security for Obligations. This Agreement secures the payment in full and in cash of all Obligations.

         SECTION 2.3. Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all certificates or instruments representing or evidencing Pledged Securities, shall be promptly delivered to and held by the Administrative Agent pursuant hereto (or to a party who will hold such Pledged Securities pursuant to arrangements satisfactory to the Administrative Agent in its sole discretion), shall be in suitable form for transfer by delivery and shall be accompanied by all necessary endorsements, instruments of transfer or assignment, duly executed in blank.

         SECTION 2.4. Dividends, Distributions and Payments on Pledged Securities. In the event that any Dividend or other cash payment is to be paid on any Pledged Security at a time when no Event of Default has occurred and is continuing, such Dividend or cash payment may be paid directly to the applicable Pledgor; provided, however, that all amounts so received shall be promptly deposited by such Pledgor into a Lockbox Account. If any Event of Default has occurred and is continuing, then any such Dividend or cash payment shall be paid directly to the Administrative Agent. In the event that any Distribution consisting of Capital Securities (other than Distributions with respect to the general partnership interest in S&L Cogeneration Company and limited liability company interest in ANEXCO described on Attachment 1 hereto) is to be made on any Pledged Security, such Distribution shall be delivered to and held by or on behalf of the Administrative Agent as Collateral in accordance with Section 2.3.

         SECTION 2.5. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall:

                  (a)remain in full force and effect until the Termination Date;

                  (b)be binding upon each Pledgor and its successors, transferees and assigns; and

                  (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties.

Without limiting the foregoing clause (c), any Secured Party may assign or otherwise transfer (in whole or in part) any Revolving Credit Commitment or Swing Line Loan Commitment or Loan held by it to any other Person, and such other Person shall thereupon become vested with all the

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rights and benefits in respect thereof granted to such Secured Party under any
Loan Document or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 of the Credit Agreement. The security interest granted herein shall terminate and all rights to the Collateral shall revert to each Pledgor on the Termination Date. Upon any such termination or release of Collateral, the Administrative Agent will, at each Pledgor's sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination or release.

         SECTION 2.6. Security Interest Absolute. All rights of the Administrative Agent and the Liens granted to the Administrative Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, irrespective of

                  (a)any lack of validity or enforceability of any Loan
                  Document,

                  (b)the failure of any Secured Party

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against any Pledgor or any other Person under the provisions of the Loan Documents or otherwise, or

                           (ii) to exercise any right or remedy against any
                  guarantor of, or collateral securing, any Obligations of any Pledgor,

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation of any Pledgor,

                  (d) any reduction, limitation, impairment or termination of any Obligation of any Pledgor for any reason (other than the repayment in full and in cash of all Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligation of any Pledgor,

                  (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of the Loan Documents,

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations, or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any surety or any guarantor.

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         SECTION 2.7.   Postponement of Subrogation, etc. Each Pledgor hereby
agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the Termination Date. Any amount paid to any Pledgor on account of any payment made hereunder prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall promptly be paid to the Administrative Agent, for the benefit of the Secured Parties, and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                  (a) any Pledgor has made payment to the Administrative Agent for the benefit of the Secured Parties of all or any part of the Obligations, and

                  (b) the Termination Date has occurred,

each Secured Party agrees that, at such Pledgor's request, the Administrative Agent, on behalf of the Secured Parties, will execute and deliver to such Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Pledgor of an interest in the Obligations resulting from such payment by such Pledgor. In furtherance of the foregoing, prior to the Termination Date, each Pledgor shall refrain from taking any action or commencing any proceeding against any Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to the Administrative Agent or any other Secured Party.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Each Pledgor represents and warrants unto each Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Securities) by such Pledgor to the Administrative Agent of any Collateral, as set forth in this Article III below.

         SECTION 3.1. Ownership, No Liens, etc. Such Pledgor is the legal and beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) the Collateral pledged by it hereunder, free and clear of any Liens other than the Lien created by this Agreement.

         SECTION 3.2. Valid Security Interest. This Agreement creates a valid security interest in the Collateral in favor of the Administrative Agent, which security interest shall be perfected and senior to all other Liens with respect to the Collateral upon either (x) with respect to Collateral consisting of certificated securities or Pledged Notes, the delivery to the Administrative Agent of the certificates and instruments representing or evidencing such Collateral, together with duly executed instruments of transfer, or (y) with respect to all Collateral, the filing of appropriate financing statements with the proper filing office in the appropriate jurisdictions.

         SECTION 3.3. As to Pledged Shares. As of the date hereof, Attachment 1 hereto accurately identifies (i) the name and jurisdiction of organization of each Pledged Share Issuer, (ii) the number, class(es) and certificate number(s), if applicable, of the Pledged Shares, and (iii)

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the percentage of each class of Capital Securities of each Pledged Share Issuer represented by such Pledged Shares. In the case of the Pledged Shares of any Subsidiary of such Pledgor that constitute Collateral, all such Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. No Pledgor has any Subsidiaries (other than, in the case of the Company, Sterling Chemicals Marketing, Inc., a Barbados corporation, and the Excluded Subsidiaries) of which it directly owns any Capital Securities that are not pledged hereunder. All Pledged Shares (other than the general partnership interest in S&L Cogeneration Company and limited liability company interest in ANEXCO described on Attachment 1 hereto) are certificated, have been delivered to the Administrative Agent accompanied by undated instruments of transfer duly executed in blank, and such delivery and instruments of transfer are effective to give the Administrative Agent "control" (as defined in Section 8-106 the U.C.C.) of such Pledged Shares.

         SECTION 3.4. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or other Person is required either

                  (a) for the pledge by such Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Pledgor, or

                  (b) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement, or, except with respect to any Pledged Shares as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Agreement, provided, however, that (i) in order to exercise the voting and certain other rights provided for in this Agreement with respect to a Pledged Share Issuer, the Pledged Shares of such Pledged Share Issuer must be transferred into the name of the Administrative Agent on the books and records of such Pledged Share Issuer prior to the exercise of such voting or other rights, and (ii) the Liens granted hereunder will not be perfected until either (x) with respect to Collateral consisting of certificated securities or Pledged Notes, the delivery to the Administrative Agent of the certificates and instruments representing or evidencing such Collateral, together with duly executed instruments of transfer, or (y) with respect to all Collateral, the filing of appropriate financing statements with the proper filing office in the appropriate jurisdictions.

         SECTION 3.5. Compliance with Laws. Such Pledgor is in compliance with the requirements of all applicable laws (including, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially adversely affect the value of the Collateral.

                                   ARTICLE IV
                                   COVENANTS

         SECTION 4.1. Protect Collateral; Further Assurances, etc. Except for the Lien created by this Agreement, no Pledgor will sell, assign, transfer, pledge, or encumber the Collateral in

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any other manner (except as permitted under Section 7.2.9 and Section 7.2.10 of the Credit Agreement). Each Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Each Pledgor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. No Pledgor will permit any Pledged Share Issuer that is a Subsidiary of such Pledgor to issue any Capital Securities unless the same are pledged hereunder and all certificates or instruments representing or evidencing such Capital Securities are promptly delivered to and held by or on behalf of the Administrative Agent as Collateral in accordance with Section 2.3.

         SECTION 4.2. Stock Powers, etc. Each Pledgor agrees that all Pledged Securities delivered by such Pledgor pursuant to this Agreement will be accompanied by duly executed, undated endorsements, stock powers or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent. Each Pledgor will, from time to time upon the reasonable request of the Administrative Agent, promptly deliver to the Administrative Agent such endorsements, stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly cause each Pledged Share Issuer and each maker of each Pledge Note, as applicable, to transfer any Pledged Securities constituting Collateral into the name of any nominee designated in writing by the Administrative Agent.

         SECTION 4.3. Continuous Pledge. Subject to Section 2.4, each Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares and all other Capital Securities constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other Capital Securities, instruments, proceeds and rights from time to time received by or distributable to such Pledgor in respect of any Collateral. Any Distributions on Pledged Shares consisting of Capital Securities will be certificated (other than Distributions with respect to the general partnership interest in S&L Cogeneration Company and limited liability company interest in ANEXCO described on Attachment 1 hereto).

         SECTION 4.4.   Voting Rights; Dividends, etc. Each Pledgor agrees:

                  (a) if any Event of Default shall have occurred and be continuing, promptly upon receipt thereof by such Pledgor and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent, all Dividends, Distributions and all

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         proceeds of the Collateral, all of which shall be held by the
         Administrative Agent as additional Collateral for use in accordance with Section 6.4; and

                  (b) if any Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified such Pledgor in writing of the Administrative Agent's intention to exercise its voting power under this Section:

                           (i) the Administrative Agent may exercise (to the
                  exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Securities constituting Collateral and such Pledgor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Securities; and

                           (ii) promptly to deliver to the Administrative Agent
                  such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions and proceeds which may at any time and from time to time be held by a Pledgor but which such Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the written notice referred to in this Section, each Pledgor has the exclusive power to exercise all voting and other consensual rights with respect to any Pledged Securities and the Administrative Agent shall, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise such powers with respect to any such Pledged Securities; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by any Pledgor that would materially impair the value of any Collateral or be inconsistent with or violate any provision of the Loan Documents (including, without limitation, any action to foreclose any Lien securing any Pledged Note or to otherwise enforce any Pledged Note).

                                    ARTICLE V
                            THE ADMINISTRATIVE AGENT

         SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Administrative Agent as such Pledgor's attorney-in-fact, with full authority and in the name, place and stead of the Pledgor or in its own name, from time to time in the Administrative Agent's discretion, upon the occurrence and during the continuance of any Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise and receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

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                  (b) to receive, endorse and collect any drafts or other
         instruments, documents and chattel paper, in connection with clause (a) above; and

                  (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Administrative Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Pledgor pursuant to Section 6.5.

         SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. Reasonable Care. The Administrative Agent agrees to use reasonable care in the custody and preservation of any of the Collateral in its possession in accordance with Section 9-207 of the U.C.C.; provided, that (a) the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property, and (b) it is understood that the Administrative Agent shall have no responsibility for taking any necessary steps to preserve rights against prior parties with respect to the Collateral.

                                   ARTICLE VI
                                    REMEDIES

         SECTION 6.1.   Certain Remedies.

                  (a) If any Event of Default shall have occurred and be continuing, the Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the

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         affected Collateral) and also may, without notice except
         as specified below (or such other notices that are required by the U.C.C. (or other applicable law) and cannot be waived by the Pledgor hereunder), sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) If any Event of Default shall have occurred and be continuing, the Administrative Agent may, in addition to other rights and remedies provided for herein or otherwise available to it,

                           (i) transfer all or any part of the Collateral into
                  the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien and security interest hereunder,

                           (ii) notify the parties obligated on any of the
                  Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

                           (iii) enforce collection of any of the Collateral by
                  suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (iv) endorse any checks, drafts or other writings in
                  each Pledgor's name to allow collection of the Collateral,

                           (v) take control of any proceeds of the Collateral
                  and

                           (vi) execute (in the name, place and stead of any
                  Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2. Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to
Section 6.1, each Pledgor agrees that, upon written request of the Administrative Agent, such Pledgor will use commercially reasonable efforts to, at its own expense:

                  (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

                  (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

                  (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Secured Parties by reason of the failure by such Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if such Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Administrative Agent) of the Collateral on the date the Administrative Agent shall demand compliance with this Section.

         SECTION 6.3. Compliance with Restrictions. Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.4. Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied by the Administrative Agent as follows:

                  (a) first, to the payment of any and all fees and expenses then due and owing to the Administrative Agent (including, without limitation, any amounts payable to the Administrative Agent pursuant to
         Section 10.3 of the Credit Agreement and Section 6.5 of this
         Agreement);

                  (b) second, to the payment of any and all fees and expenses then due and owing to the other Lenders in accordance with their respective Percentages;

                  (c) third, to the payment of all accrued and unpaid interest on Swing Line Loans;

                  (d) fourth, to the payment of all accrued and unpaid interest on Revolving Credit Loans, to each Lender in accordance with each Lender's respective Percentage;

                  (e) fifth, to reduce the outstanding principal amount of all Swing Line Loans until all outstanding Swing Loans have been paid in full;

                  (f) sixth, to the payment to the Lenders, in accordance with their respective Percentages, of all outstanding Revolving Credit Loans until all outstanding Revolving Credit Loans have been paid in full;

                  (g) seventh, to reduce all unpaid and outstanding Reimbursement Obligations;

                  (h) eighth, to Cash Collateralize all Letters of Credit;

                  (i) ninth, to the ratable payment of all other unpaid and outstanding Obligations, to each Secured Party in accordance with the proportion that the unpaid and outstanding Obligations to such Secured Party bears to the unpaid and outstanding Obligations to all Secured Parties; and

                  (j) tenth, any remaining funds shall continue to be held by the Administrative Agent to be held as additional collateral security and applied to any outstanding Obligations in accordance with clauses
         (a)-(i) above until the Termination Date, after which such remaining cash proceeds shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

The Pledgors shall remain liable on a joint and several basis for any deficiency.

         SECTION 6.5. Indemnity and Expenses. Each Pledgor hereby jointly and severally indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct, and each Pledgor will pay (without duplication) to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur, in each case, in connection with:

                  (a) the administration of this Agreement;

                  (b) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral;

                  (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

                  (d) the failure by any Pledgor to perform or observe any of the provisions hereof.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. Amendments, etc. No amendment to or waiver of any provision of this Agreement or consent to any departure by any Pledgor herefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent (at the direction of such of the Lenders as may be required by the Credit Agreement) and such Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 7.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, and at the expense of the Pledgors, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed, delivered or transmitted, if to any Pledgor, at the address or facsimile number of the Company provided for in the Credit Agreement, and, if to the Administrative Agent, at the address or facsimile number provided for in the Credit Agreement, or to any such party at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, (a)(i) if mailed and properly addressed with postage prepaid or (ii) if properly addressed and sent by pre-paid courier service, shall be deemed given when such notice has been received or (b) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

         SECTION 7.5. Headings. The various headings of this Agreement are inserted for convenience only, and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

         SECTION 7.6 . Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 7.7. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.8. Counterparts. This Agreement may be executed in several counterparts and by facsimile, each of which counterparts shall be deemed to be an original (whether such counterpart is originally executed or a facsimile copy of a counterpart that is originally executed) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective as of the date first written above.

         SECTION 7.9. Additional Pledgors. Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, together with the Schedule thereto, such Person shall become a "Pledgor" hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

    [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each party hereto has caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                     PLEDGORS:

                                     STERLING CHEMICALS, INC.
                                     STERLING CHEMICALS ENERGY, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     ADMINISTRATIVE AGENT:

                                     THE CIT GROUP/BUSINESS CREDIT,
                                     INC., as Administrative Agent, on behalf of the Secured Parties

                                     By:________________________________________
                                     Name:
                                     Title:

                      [SIGNATURE PAGE TO PLEDGE AGREEMENT]

                                                                    ATTACHMENT 1
                                                             to Pledge Agreement

                                [TO BE ATTACHED]

                     Attachment 1 to Pledge Agreement- Page-1

                                                                         ANNEX 1
                                                             to Pledge Agreement

                     SUPPLEMENT NO. ___ TO PLEDGE AGREEMENT

         This SUPPLEMENT NO. ___, dated as of __________, ____ (this "Supplement"), to the Pledge Agreement, dated as of December 19, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Pledge Agreement"), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to Section 7.9 thereof (each, individually, a "Pledgor", and, collectively, the "Pledgors"), in favor of THE CIT GROUP/BUSINESS CREDIT INC., as Administrative Agent for each of the Secured Parties (such term and all other capitalized terms being used herein with the meanings provided, or incorporated by reference, in the Pledge Agreement), is made by the undersigned.

                                    RECITALS:

         A. Pursuant to a Revolving Credit Agreement, dated as of December 19, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Sterling Chemicals, Inc., a Delaware corporation, and Sterling Chemicals Energy, Inc., a Delaware corporation (collectively, the "Borrowers"), the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders") and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers.

         B. As a condition precedent to the making and maintenance of Credit Extensions under the Credit Agreement, the undersigned is required to execute and deliver this Supplement.

         C. The undersigned has duly authorized the execution, delivery and performance of this Supplement and the Pledge Agreement.

         D. The Pledge Agreement provides that additional parties may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.

         E. Pursuant to the provisions of Section 7.9 of the Pledge Agreement, the undersigned is becoming a Pledgor under the Pledge Agreement.

         F. The undersigned desires to become a Pledgor under the Pledge Agreement in order to induce the Secured Parties to continue to make and maintain Revolving Credit Loans and Swing Line Loans and issue and maintain Letters of Credit under the Credit Agreement as consideration therefor.

                       Annex 1 to Pledge Agreement- Page-1

         NOW, THEREFORE, the undersigned agrees, for the benefit of each Secured Party, as follows:

         SECTION 1. In accordance with Section 7.9 of the Pledge Agreement, the undersigned by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if it were an original signatory thereto as a Pledgor and hereby pledges, hypothecates, assigns, charges, delivers and transfers to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, as security for the Obligations, a continuing security interest in all of the undersigned's right, title and interest in and to the following, whether now owned or hereafter acquired by the undersigned (collectively, the "Additional Collateral"):

                  (a) all issued and outstanding Pledged Shares of each Pledged Share Issuer identified in Attachment 1 hereto;

                  (b) all other Capital Securities of any Pledged Share Issuer issued from time to time to such Pledgor;

                  (c) all Pledged Notes identified in Attachment 1 hereto and all other Pledged Notes, whether now or hereafter delivered to the Administrative Agent in connection with this Agreement;

                  (d) all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Agreement;

                  (e) all Dividends, Distributions and other payments and rights with respect to any Pledged Property; and

                  (f) all proceeds of any of the foregoing.

In furtherance of the foregoing, each reference to a "Pledgor" in the Pledge Agreement shall be deemed to include the undersigned, each reference to "Collateral" in the Pledge Agreement shall be deemed to include the Additional Collateral, and Attachment 1 hereto shall be deemed to be part of Attachment 1 to the Pledge Agreement.

         SECTION 2. The undersigned hereby represents and warrants that (i) this Supplement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles, and (ii) all representations and warranties set forth in
Article III of the Pledge Agreement are true and correct in all respects as to the undersigned and the Additional Collateral.

         SECTION 3. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect in accordance with its terms.

                       Annex 1 to Pledge Agreement- Page-2

         SECTION 4. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired.

         SECTION 5. Without limiting the provisions of the Credit Agreement (or any other Loan Document, including the Pledge Agreement), the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys' fees and expenses of the Administrative Agent.

         SECTION 6. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. This Supplement hereby incorporates by reference the provisions of the Pledge Agreement, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Pledge Agreement.

         SECTION 8. This Supplement may be executed in several counterparts and by facsimile, each of which counterparts shall be deemed to be an original (whether such counterpart is originally executed or a facsimile copy of a counterpart that is originally executed) and all of which shall constitute together but one and the same agreement. This Supplement shall become effective and binding upon the Pledgor when a counterpart hereof executed on behalf of the Pledgor shall have been received by the Administrative Agent.

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                     [NAME OF ADDITIONAL PLEDGOR]

                                     By:________________________________________
                                        Name:
                                        Title:

ACKNOWLEDGED AND ACCEPTED BY:

THE CIT GROUP/BUSINESS CREDIT INC.,
as Administrative Agent

By:________________________________________
Name:
Title:

                 Annex 1 to Pledge Agreement- Page-3

                                                                    ATTACHMENT 1
                                                             to Supplement No.__
                                                                Pledge Agreement

[NAME OF PLEDGOR]

Pledged Shares
--------------

                                             Capital Securities
                         -----------------------------------------------------------

Pledged Share Issuer     Authorized Shares   Outstanding Shares  % of Shares Pledged
--------------------     -----------------   ------------------  -------------------

Pledged Notes
-------------

                           Aggregate Principal Amount
                           --------------------------
Maker     Description            Outstanding
-----     -----------            -----------

                       Annex 1 to Pledge Agreement- Page-4